Source:  Humatech,  Inc.

                    HUMATECH COMPLETES FILING OF RESTATEMENTS

HOUSTON -- February 21, 2003 -- Humatech, Inc. (OTCBB: HUMT) announced today that it has completed the filing of its restatements by filing amended quarterly reports on Form 10-QSB and annual reports on Form 10-KSB containing restated financial statements for the periods from the quarter ended July 31, 2001, through the quarter ended October 31, 2002. The restatements reflect a change in the company's earlier accounting treatment of approximately $350,000 in revenues from sales to Humatech, Ltd. in England.

Humatech, Inc. manufactures all natural nutrient solutions for plants and animals, produced from a proprietary process described as "Iso-Molecular" technology. The company markets Promax(R) to the animal feed industry, and also has an extensive agricultural product line, which it markets in the U.S.A and Europe, as well as its newly developed Organic Advantage(R) retail product line, which consists of 12 organic-based liquid products ranging in size from a 4 oz. Planting Solution, to a 2 1/2 gallon Lawn Food.

Certain information contained in this news release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. While these statements are made to convey the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Actual company results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. A more extensive listing of risks and factors that may affect the business prospects of the company and cause actual results to differ materially from those described in the forward-looking statements can be found in the reports and other documents filed by the company with the Securities and Exchange Commission.

For additional information regarding the company, and its product lines, please visit http://www.humatech.com .
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